EXHIBIT 4.1

FIFTH SUPPLEMENTAL INDENTURE

__________

FIRSTENERGY NUCLEAR GENERATION, LLC

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

__________

Dated as of August 15, 2016

__________

Providing among other things for

First Mortgage Bonds, Guarantee Series F of 2016 due 2035
First Mortgage Bonds, Guarantee Series G of 2016 due 2033
_________

Supplemental to Open-End Mortgage, General Mortgage
Indenture and Deed of Trust, Dated as of June 1, 2009

THIS FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 15, 2016 between FIRSTENERGY NUCLEAR GENERATION, LLC (formerly known as FirstEnergy Nuclear Generation Corp.), a limited liability company organized and existing under the laws of the State of Ohio (hereinafter called the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association organized and existing under the laws of the United States of America, as Trustee (hereinafter called the “Trustee”) under the Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009 (hereinafter called the “Original Indenture”) with the Company.
W I T N E S S E T H:
WHEREAS, the Company has heretofore duly executed and delivered to the Trustee the Original Indenture to secure Bonds of the Company, issuable in series, from time to time, in the manner and subject to the conditions set forth, and without limit as to principal amount except as provided in the Original Indenture which Original Indenture has been filed for record in the filing offices set forth on Schedule 1 attached hereto and incorporated herein by reference; and
WHEREAS, the Company has heretofore executed and delivered to the Trustee, a First Supplemental Indenture supplementing the Original Indenture dated as of June 15, 2009 (the “First Supplemental Indenture”), a Second Supplemental Indenture supplementing the Original Indenture dated as of June 30, 2009 (the “Second Supplemental Indenture”), a Third Supplemental Indenture supplementing the Original Indenture dated as of December 1, 2009 (the “Third Supplemental Indenture”), a Fourth Supplemental Indenture supplementing the Original Indenture dated as of February 14, 2012 (the “Fourth Supplemental Indenture,”) and the Original Indenture, as supplemented by the aforementioned First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture and this Supplemental Indenture and any other indentures supplemental to the Original Indenture are herein collectively called the “Indenture”); and
WHEREAS, the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create two new series of Bonds under the Indenture, consisting of (i) $60,000,000 in aggregate principal amount to be designated as “First Mortgage Bonds, Guarantee Series F of 2016 due 2035” (hereinafter referred to as the “bonds of Guarantee Series F”) and (ii) $54,600,000 in aggregate principal amount to be designated as “First Mortgage Bonds, Guarantee Series G of 2016 due 2033” (hereinafter referred to as the “bonds of Guarantee Series G”), which shall bear interest at the respective rate or rates per annum set forth in, shall be subject to certain redemption rights and obligations set forth in, and will otherwise be in the respective forms and have the respective terms and provisions provided for in this Supplemental Indenture; and
WHEREAS, the bonds of Guarantee Series F and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit A hereto; and the bonds of Guarantee Series G and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the form included in Exhibit B hereto and

WHEREAS, the Company deems it advisable to enter into this Supplemental Indenture for the purposes of establishing the form, terms and provisions of the bonds of Guarantee Series F and the bonds of Guarantee Series G, as provided and contemplated by Sections 2.01(a) and 3.01(b) of the Indenture, and the Company has requested and hereby requests the Trustee to join in the execution of this Supplemental Indenture; and
WHEREAS, it is provided in the Indenture, among other things, that the Company shall execute and file with the Trustee and the Trustee, at the request of the Company, when required by the Indenture, shall join in the execution of indentures supplemental thereto, and which thereafter shall form a part thereof, for the purpose, among others, of providing for the creation of any series of Bonds and specifying the form and provisions of the Bonds of such series; and
WHEREAS, all acts and things have been done and performed which are necessary to make this Supplemental Indenture, when duly executed and delivered, a valid, binding and legal instrument in accordance with its terms and for the purposes herein expressed; and the execution and delivery of this Supplemental Indenture have been in all respects duly authorized.
NOW THEREFORE, in consideration of the premises and in further consideration of the sum of One Dollar in lawful money of the United States of America paid to the Company by the Trustee at or before the execution and delivery of this Supplemental Indenture, the receipt whereof is hereby acknowledged, and of other good and valuable consideration, it is agreed by and between the Company and the Trustee as follows:
ARTICLE I
DEFINITIONS
SECTION 1.01.    Terms Incorporated by Reference.
Except for the terms defined in this Supplemental Indenture, all capitalized terms used in this Supplemental Indenture have the respective meanings set forth in the Original Indenture.
SECTION 1.02.    Additional Definitions.
“BCIDA” means the Beaver County Industrial Development Authority.
“BCIDA 2006-A Pledge Agreement” means the Pledge Agreement, dated August 15, 2016, between the Company and the BCIDA 2006-A Revenue Bond Trustee, pursuant to which the Company pledges and delivers the bonds of Guarantee Series F.
“BCIDA 2006-A Revenue Bond Indenture” means the Trust Indenture dated as of April 1, 2006, between the BCIDA and the BCIDA 2006-A Revenue Bond Trustee, as amended, securing the BCIDA 2006-A Revenue Bonds issued for the benefit of the Company.
“BCIDA 2006-A Revenue Bond Trustee” means The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the BCIDA 2006-A Revenue Bond Indenture.

“BCIDA 2006-A Revenue Bonds” means the $60,000,000 aggregate principal amount of Beaver County Industrial Development Authority Pollution Control Revenue Refunding Bonds, Series 2006-A (FirstEnergy Nuclear Generation Project) issued by the BCIDA.
“Bonds of August 2016 Series” means collectively, the bonds of Guarantee Series F and the bonds of Guarantee Series G.
“Initial Interest Accrual Date” shall have the respective meaning assigned to such term in the form of bond of Guarantee Series F and form of bond of Guarantee Series G.
“Interest Payment Date” shall have the meaning assigned to such term in the form of bond of Guarantee Series F and form of bond of Guarantee Series G.
“OWDA” means the Ohio Water Development Authority.
“OWDA 2010-B Pledge Agreement” means the Pledge Agreement, dated August 15, 2016, between the Company and the OWDA 2010-B Revenue Bond Trustee, pursuant to which the Company pledges and delivers the bonds of Guarantee Series G.
“OWDA 2010-B Revenue Bond Indenture” means the Trust Indenture dated as of November 15, 2010, between the OWDA and the OWDA 2010-B Revenue Bond Trustee, as amended, securing the OWDA 2010-B Revenue Bonds issued for the benefit of the Company.
“OWDA 2010-B Revenue Bond Trustee” means The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee under the OWDA 2010-B Revenue Bond Indenture.
“OWDA 2010--B Revenue Bonds” means the $54,600,000 aggregate principal amount of Ohio Water Development Authority, State of Ohio Pollution Control Revenue Refunding Bonds, Series 2010-B (FirstEnergy Nuclear Generation Corp. Project) issued by the OWDA.
“Pledge Agreements” means collectively the BCIDA 2006-A Pledge Agreement and OWDA Pledge Agreement.
“Revenue Bond Indentures” means collectively the BCIDA 2006-A Revenue Bond Indenture and OWDA 2010-B Revenue Bond Indenture.
“Revenue Bond Trustees” means collectively the BCIDA 2006-A Revenue Bond Trustee and OWDA 2010-B Revenue Bond Trustee.
SECTION 1.03.    Rules of Construction. All references to any agreement refer to such agreement as modified, varied, supplemented, amended or restated from time to time by the parties thereto (including any permitted successors or assigns) in accordance with its terms.

ARTICLE II
BONDS
SECTION 2.01. Designation and Issuance of Bonds. (a) The bonds of Guarantee Series F shall be designated, as hereinbefore recited, as the Company’s “First Mortgage Bonds, Guarantee Series F of 2016 due 2035” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of Sixty Million Dollars ($60,000,000). The bonds of Guarantee Series F are to be issued and secured by the Lien of the Indenture.
(b)    The bonds of Guarantee Series G shall be designated, as hereinbefore recited, as the Company’s “First Mortgage Bonds, Guarantee Series G of 2016 due 2033” and, subject to the provisions of the Indenture, shall be limited to the aggregate principal amount of Fifty Four Million Six Hundred Thousand Dollars ($54,600,000). The bonds of Guarantee Series G are to be issued and secured by the Lien of the Indenture.
SECTION 2.02. Form, Date, Maturity Date, Interest Rate and Interest Payment Dates of Bonds. (a) The definitive bonds of August 2016 Series shall be in engraved, lithographed, printed or typewritten form and shall be registered bonds without coupons, and such bonds and the Trustee’s certificate of authentication to be endorsed thereon shall be substantially in the respective forms included in Exhibits A and B hereto. The bonds of August 2016 Series shall be dated as provided in Section 3.03 of the Indenture.
(b)    The bonds of Guarantee Series F shall bear interest from the Initial Interest Accrual Date as provided in the form of the bond of Guarantee Series F, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the bonds of Guarantee Series F shall be as set forth in the form of the bond of Guarantee Series F.
(c)    The interest on the bonds of Guarantee Series F so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such Bond is registered on such Interest Payment Date.
(d)    The bonds of Guarantee Series G shall bear interest from the Initial Interest Accrual Date as provided in the form of the bonds of Guarantee Series G, and such provisions are incorporated at this place as though set forth in their entirety. The interest rate and maturity date of the bonds of Guarantee Series G shall be as set forth in the form of the bond of Guarantee Series G.
(e)    The interest on the bonds of Guarantee Series G so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such Bond is registered on such Interest Payment Date.
SECTION 2.03. Bonds Issued as Collateral Security. The bonds of Guarantee Series F shall be issued, delivered, and pledged to, and registered in the name of, the BCIDA 2006-A Revenue Bond Trustee in order to secure and provide for, and as collateral security for, the due and punctual payment of the principal of and interest on the BCIDA 2006-A Revenue Bonds until the Release Date (as defined in the BCIDA 2006-A Pledge Agreement). The bonds of Guarantee Series G shall be issued, delivered, and pledged to, and registered in the name of, the OWDA 2010-B Revenue Bond Trustee in order to secure and provide for, and as collateral security for, the due and punctual payment of the principal and interest on the OWDA 2010-B Revenue Bonds until the Release Date (as defined in the OWDA 2010-B Pledge Agreement).

SECTION 2.04. Credit for Payments under the Revenue Bonds. (a) If and when the principal of any BCIDA 2006-A Revenue Bonds is paid, then there is deemed to be paid an equal principal amount of the bonds of Guarantee Series F then outstanding; provided, however, that such payment of the bonds of Guarantee Series F is deemed to be made only when and to the extent that notice of such payment of such BCIDA 2006-A Revenue Bonds is given by the Company to the Trustee.
(b)    If and when the principal of any OWDA 2010-B Revenue Bond is paid, then there is deemed to be paid an equal principal amount of the bonds of Guarantee Series G then outstanding; provided, however, that such payment of the bonds of Guarantee Series G is deemed to be made only when and to the extent that notice of such payment of such OWDA 2010-B Revenue Bonds is given by the Company to the Trustee.
SECTION 2.05. Execution of Bonds. The bonds of August 2016 Series shall be executed on behalf of the Company in accordance with Section 3.03 of the Indenture.
SECTION 2.06. Medium and Places of Payment of Principal of, and Interest on, Bonds; Transferability and Exchangeability. The principal of, and the interest on, the bonds of August 2016 Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and such principal and interest shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio. The Corporate Trust Office of the Trustee shall serve as the initial location of such office. Subject to the limitations provided herein, the bonds of August 2016 Series shall be transferable and exchangeable, in the manner provided in Sections 3.05 and 3.06 of the Indenture, at said office or agency. The bonds of August 2016 Series shall not be transferable except (i) to a successor to the respective Revenue Bond Trustee under the respective Revenue Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder thereof consequent upon an “Event of Default” as defined in the Indenture, or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company.
SECTION 2.07. Denominations and Numbering of Bonds. The bonds of August 2016 Series shall be issued in the denomination of $1,000 and any integral multiple thereof. Each series of the bonds of August 2016 Series shall each be numbered R-1 and consecutively upwards.
SECTION 2.08. Temporary Bonds. Until definitive bonds of August 2016 Series are ready for delivery, there may be authenticated and issued in lieu of any thereof and subject to all of the provisions, limitations, and conditions set forth in Section 3.04 of the Indenture, temporary registered bonds of August 2016 Series without coupons.

SECTION 2.09. Mandatory Redemption. The bonds of August 2016 Series shall be subject to mandatory redemption as provided in the respective forms thereof.
SECTION 2.10. Confirmation of Lien. The Company, for the equal and proportionate benefit and security of the holders of all Bonds at any time issued under the Indenture, hereby confirms the lien and security interest of the Indenture upon, and hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, pledges, sets over and confirms to the Trustee, and grants to the Trustee a security interest in, the Mortgaged Property (as defined in the Indenture), but excluding from such lien, security interest and grant all property which, by virtue of any of the provisions of the Indenture, is excluded from the lien, security interests and granting clauses thereof.
ARTICLE III
MISCELLANEOUS
SECTION 3.01    Except as herein otherwise expressly provided, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture; the Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals herein or in the bonds of August 2016 Series (except the Trustee’s authentication certificate), all of which are made by the Company solely; and this Supplemental Indenture is executed and accepted by the Trustee, subject to all the terms and conditions set forth in the Indenture, as fully to all intents and purposes as if the terms and conditions of the Indenture were herein set forth at length.
SECTION 3.02    As supplemented by this Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as herein defined, and this Supplemental Indenture, shall be read, taken and construed as one and the same instrument.
SECTION 3.03    Nothing in this Supplemental Indenture contained shall or shall be construed to confer upon any person other than a Holder of Bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture or of this Supplemental Indenture.
SECTION 3.04    This Supplemental Indenture may be simultaneously executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

[Remainder of this page intentionally left blank.]

Signature Page to Fifth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

IN WITNESS WHEREOF, FIRSTENERGY NUCLEAR GENERATION, LLC, party of the first part hereto, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., party of the second part hereto, have caused these presents to be executed in their respective names as of the day and year first above written.

FIRSTENERGY NUCLEAR GENERATION, LLC

By:	/s/ Steven R. Staub
Steven R. Staub
Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lisa J. Jennings
Lisa J. Jennings
Vice President

Signature Page to Fifth Supplemental Indenture
FirstEnergy Nuclear Generation, LLC

STATE OF OHIO        )
)ss.:
COUNTY OF SUMMIT    )

On the 15th day of August, 2016, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Steven R. Staub, to me known and known to me to be the Vice President and Treasurer of FIRSTENERGY NUCLEAR GENERATION, LLC, the limited liability company which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President and Treasurer of FIRSTENERGY NUCLEAR GENERATION, LLC, the same is his free act and deed and the free and corporate act and deed of said corporation.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 15th day of August, 2016.

/s/ Michele A. Buchtel
________________, Notary Public
Commission Expires Aug. 28, 2018

[NOTARIAL SEAL]    Michele A. Buchtel
Resident Summit County
Notary Public, State of Ohio
My Commission Expires: 08/28/2016

STATE OF OHIO        )
)ss.:
COUNTY OF CUYAHOGA    )

On the 12 day of August, 2016, personally appeared before me, a Notary Public in and for the said County and State aforesaid, Lisa J. Jennings, to me known and known to me to be a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., the national banking association which executed the foregoing instrument, and who severally acknowledged that he did sign such instrument as such Vice President for and on behalf of said national banking association and that the same is his free act and deed and the free and corporate act and deed of said national banking association.
IN WITNESS WHEREOF, I have hereunto set my hand and seal the 12 day of August, 2016.

/s/ Mary C. Keating
Mary C. Keating, Notary Public
Commission Expires 7-21-2021

[NOTARIAL SEAL]        MARY C. KEATING
NOTARY PUBLIC
FOR THE
STATE OF OHIO
My Commission Expires
July 21, 2021

The Bank of New York Mellon Trust Company, N.A. hereby certifies that its precise name and address as Trustee is:
The Bank of New York Mellon Trust Company, N.A.
Global Corporate Trust
1660 West 2nd Street, Suite 830
Cleveland, Ohio 44113

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Lisa J. Jennings
Lisa J. Jennings
Vice President

THIS INSTRUMENT PREPARED BY:

Lucas F. Torres
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036

Exhibit A
[FORM OF FIRST MORTGAGE BOND OF GUARANTEE SERIES F]
THIS BOND IS NOT TRANSFERABLE EXCEPT (I) TO A SUCCESSOR TRUSTEE UNDER THE TRUST INDENTURE, DATED AS OF APRIL 1, 2006, AS AMENDED, BETWEEN THE BEAVER COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE, REFERRED TO HEREIN, (II) IN CONNECTION WITH THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF CONSEQUENT UPON AN “EVENT OF DEFAULT” AS DEFINED IN THE INDENTURE REFERRED TO HEREIN OR (III) AS MAY BE NECESSARY TO COMPLY WITH A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY BANKRUPTCY OR REORGANIZATION PROCEEDING OF THE COMPANY.
FIRSTENERGY NUCLEAR GENERATION, LLC
First Mortgage Bond, Guarantee Series F of 2016 due 2035
Due January 1, 2035
$60,000,000                                        No. R-1
FIRSTENERGY NUCLEAR GENERATION, LLC (formerly known as FirstEnergy Nuclear Generation Corp.), a limited liability company of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Revenue Bond Trustee”) under that certain Trust Indenture, dated as of April 1, 2006, as amended, between the Beaver County Industrial Development Authority and the Revenue Bond Trustee, securing $60,000,000 of Beaver County Industrial Development Authority Pollution Control Revenue Refunding Bonds, Series 2006-A (FirstEnergy Nuclear Generation Project) issued for the benefit of the Company (the “Revenue Bonds”) (such Trust Indenture, as amended from time to time, hereinafter the “Revenue Bond Indenture”), or registered assigns, on January 1, 2035, the principal sum of Sixty Million Dollars, and to pay interest on the unpaid principal amount from the Initial Interest Accrual Date (as hereinafter defined) at the Revenue Bond Interest Rate (as hereinafter defined) per annum payable semi-annually on January 1 and July 1 in each year commencing on the January 1 or July 1 immediately succeeding the Initial Interest Accrual Date (each such date herein referred to as an “Interest Payment Date”) on and until maturity, or, in the case of any Bonds of this series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any Bonds of this series, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined). The interest on each Bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such Bond is registered on the date of such payment. The principal of, and the interest on, this Bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

This Bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Fifth Supplemental Indenture dated as of August 15, 2016 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security. As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is one Bond of a series entitled “First Mortgage Bonds, Guarantee Series F of 2016 due 2035,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $60,000,000.
If and when the principal of any Revenue Bonds is paid, then there is deemed to be paid an equal principal amount of the Bonds of this series then outstanding; provided, however, that such payment of the Bonds of this series is deemed to be made only when and to the extent that notice of such payment of such Revenue Bonds is given by the Company to the Trustee.
The Bonds of this series have been delivered and pledged to the Revenue Bond Trustee pursuant to a Pledge Agreement, dated August 15, 2016, between the Company and the Revenue Bond Trustee (the “Pledge Agreement”), as security for the Revenue Bonds until the Release Date (as defined in the Pledge Agreement). The Bonds of this series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption following receipt by the Trustee of written demand for redemption (a “Redemption Demand”) from an authorized representative of the Revenue Bond Trustee under the Revenue Bond Indenture stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date or dates from which interest on the Revenue Bonds has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the Bonds of this series plus accrued interest thereon to the date fixed for such redemption. The date fixed for such redemption shall be set forth in the aforesaid Redemption Demand and shall not be earlier than the date specified in such Redemption Demand as the date of accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and not later than forty-five days after the Trustee’s receipt of such Redemption Demand unless such forty-fifth day is earlier than such date of accelerated maturity. The Revenue Bond Trustee as the sole holder of the Bonds of this series, and any successor thereto, hereby irrevocably waives any requirement of notice of such redemption under Section 5.04 of the Indenture. Upon receipt of the aforesaid Redemption Demand, the earliest date from which unpaid interest on the Revenue Bonds has then accrued (as specified by the Revenue Bond Trustee in the Redemption Demand) shall become the initial interest accrual date (the “Initial Interest Accrual Date”) with respect to the Bonds of this series; provided, however, on any demand for payment of the principal amount thereof at maturity as a result of the principal of the Revenue Bonds becoming due and payable on the maturity date of the Bonds of this series, the earliest date from which unpaid interest on the Revenue Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Bonds of this series, such date, together with each other different date from which unpaid interest on the Revenue Bonds has then accrued, to be as stated in a written notice from the Revenue Bond Trustee to the Trustee, which notice shall also specify the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rate or rates apply. Such redemption shall become null and void for all purposes under the Indenture (including the fixing of the Initial Interest Accrual Date with respect to the Bonds of this series) upon receipt by the Trustee of written notice from the Revenue Bond Trustee of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid Redemption Demand prior to the redemption date specified in the Redemption Demand, and thereupon no redemption of the Bonds of this series and no payment in respect thereof as specified in the Redemption Demand, shall be effected or required. But no such rescission shall extend to any subsequent Redemption Demand from the Revenue Bond Trustee or impair any right consequent on any such subsequent Redemption Demand.
The “Revenue Bond Interest Rate” shall be the same rate of interest per annum as is borne by the Revenue Bonds; provided, however, that if there are different rates of interest borne by the Revenue Bonds, or if interest is required to be paid on the Revenue Bonds more frequently than on each January 1 or July 1, the Revenue Bond Interest Rate shall be the rate that results in the total amount of interest payable on an Interest Payment Date, a redemption date or at maturity, as the case may be, or at any other time interest on this Bond is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Revenue Bonds.
The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an “Event of Default” as therein defined.
From and after the Release Date, the Bonds of this series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date or promptly following, the Bonds of this series shall be surrendered to and cancelled by the Trustee.
No recourse shall be had for the payment of the principal of or premium, or interest if any, on this Bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond is nontransferable except to (i) effect transfer to any successor to the Revenue Bond Trustee under the Revenue Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Indenture or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. But this Bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered Bond or Bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.
This Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.
Dated: August 15, 2016
FIRSTENERGY NUCLEAR GENERATION, LLC

By:_______________________________________
Name: James F. Pearson
Title: Executive Vice President and Chief Financial Officer
Attest:

_________________________________________
Name: Ketan K. Patel
Title: Vice President and Corporate Secretary
[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]
TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:__________________________________
Authorized Signatory

Exhibit B
[FORM OF FIRST MORTGAGE BOND OF GUARANTEE SERIES G]
THIS BOND IS NOT TRANSFERABLE EXCEPT (I) TO A SUCCESSOR TRUSTEE UNDER THE TRUST INDENTURE, DATED AS OF NOVEMBER 15, 2010, BETWEEN THE OHIO WATER DEVELOPMENT AUTHORITY AND THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE, REFERRED TO HEREIN, (II) IN CONNECTION WITH THE EXERCISE OF THE RIGHTS AND REMEDIES OF THE HOLDER HEREOF CONSEQUENT UPON AN “EVENT OF DEFAULT” AS DEFINED IN THE INDENTURE REFERRED TO HEREIN OR (III) AS MAY BE NECESSARY TO COMPLY WITH A FINAL ORDER OF A COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY BANKRUPTCY OR REORGANIZATION PROCEEDING OF THE COMPANY.
FIRSTENERGY NUCLEAR GENERATION, LLC
First Mortgage Bond, Guarantee Series G of 2016 due 2033
Due June 1, 2033
$54,600,000                                        No. R-1
FIRSTENERGY NUCLEAR GENERATION, LLC (formerly known as FirstEnergy Nuclear Generation Corp.), a limited liability company of the State of Ohio (herein, together with its successors and assigns, the “Company”), for value received promises to pay to The Bank of New York Mellon Trust Company, N.A., as trustee (the “Revenue Bond Trustee”) under that certain Trust Indenture, dated as of November 15, 2010, between the Ohio Water Development Authority and the Revenue Bond Trustee, securing $54,600,000 of State of Ohio Pollution Control Revenue Refunding Bonds, Series 2010-B (FirstEnergy Nuclear Generation Corp. Project) issued for the benefit of the Company (the “Revenue Bonds”) (such Trust Indenture, as amended from time to time, hereinafter the “Revenue Bond Indenture”), or registered assigns, on June 1, 2033, the principal sum of Fifty-Four Million Six Hundred Thousand Dollars, and to pay interest on the unpaid principal amount from the Initial Interest Accrual Date (as hereinafter defined) at the Revenue Bond Interest Rate (as hereinafter defined) per annum payable semi-annually on June 1 and December 1 in each year commencing on the June 1 or December 1 immediately succeeding the Initial Interest Accrual Date (each such date herein referred to as an “Interest Payment Date”) on and until maturity, or, in the case of any Bonds of this series duly called for redemption, on and until the redemption date, or in the case of any default by the Company in the payment of the principal due on any Bonds of this series, until the Company’s obligation with respect to the payment of such principal shall be discharged as provided in the Indenture (as hereinafter defined). The interest on each Bond of this series so payable on any Interest Payment Date shall, subject to the exceptions provided in Section 3.07 of the Indenture, be paid to the person in whose name such Bond is registered on the date of such payment. The principal of, and the interest on, this Bond shall be payable at the office or agency of the Company in the City of Cleveland, State of Ohio in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

This Bond is one of an issue of Bonds of the Company known as its First Mortgage Bonds, issued and to be issued in one or more series under and secured by an Open-End Mortgage, General Mortgage Indenture and Deed of Trust, dated as of June 1, 2009, duly executed by the Company to The Bank of New York Mellon Trust Company, N.A., a national banking association organized and existing under the laws of the United States of America, as Trustee (the “Trustee”), and indentures supplemental thereto, heretofore or hereafter executed, including the Fifth Supplemental Indenture dated as of August 15, 2016 (as amended, supplemented, modified or restated, the “Supplemental Indenture”), to which Open-End Mortgage, General Mortgage Indenture and Deed of Trust and all indentures supplemental thereto (collectively referred to as the “Indenture”) reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security, the terms and conditions upon which such Bonds are, and are to be, issued and secured, and the rights of the owners of such Bonds and the Trustee in respect of such security. As provided in the Indenture, such Bonds may be in various principal sums, are issuable in series, may mature at different times, may bear interest at different rates and may otherwise vary as therein provided; and this Bond is one Bond of a series entitled “First Mortgage Bonds, Guarantee Series G of 2016 due 2033,” created by the Supplemental Indenture, as provided for in the Indenture, and authorized for issuance in an aggregate principal amount of up to $54,600,000.
If and when the principal of any Revenue Bonds is paid, then there is deemed to be paid an equal principal amount of the Bonds of this series then outstanding; provided, however, that such payment of the Bonds of this series is deemed to be made only when and to the extent that notice of such payment of such Revenue Bonds is given by the Company to the Trustee.
The Bonds of this series have been delivered and pledged to the Revenue Bond Trustee pursuant to a Pledge Agreement, dated August 15, 2016, between the Company and the Revenue Bond Trustee (the “Pledge Agreement”), as security for the Revenue Bonds until the Release Date (as defined in the Pledge Agreement). The Bonds of this series shall be redeemed by the Company in whole at any time prior to maturity at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest to the date of redemption following receipt by the Trustee of written demand for redemption (a “Redemption Demand”) from an authorized representative of the Revenue Bond Trustee under the Revenue Bond Indenture stating that the principal amount of all the Revenue Bonds then outstanding under the Revenue Bond Indenture has been declared due and payable pursuant to the provisions of Section 11.02 of the Revenue Bond Indenture, specifying the date of the accelerated maturity of such Revenue Bonds and the date or dates from which interest on the Revenue Bonds has then accrued and is unpaid (specifying the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rates apply), stating such declaration of maturity has not been annulled and demanding payment of the principal amount of the Bonds of this series plus accrued interest thereon to the date fixed for such redemption. The date fixed for such redemption shall be set forth in the aforesaid Redemption Demand and shall not be earlier than the date specified in such Redemption Demand as the date of accelerated maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and not later than forty-five days after the Trustee’s receipt of such Redemption Demand unless such forty-fifth day is earlier than such date of accelerated maturity. The Revenue Bond Trustee as the sole holder of the Bonds of this series, and any successor thereto, hereby irrevocably waives any requirement of notice of such redemption under Section 5.04 of the Indenture. Upon receipt of the aforesaid Redemption Demand, the earliest date from which unpaid interest on the Revenue Bonds has then accrued (as specified by the Revenue Bond Trustee in the Redemption Demand) shall become the initial interest accrual date (the “Initial Interest Accrual Date”) with respect to the Bonds of this series; provided, however, on any demand for payment of the principal amount thereof at maturity as a result of the principal of the Revenue Bonds becoming due and payable on the maturity date of the Bonds of this series, the earliest date from which unpaid interest on the Revenue Bonds has then accrued shall become the Initial Interest Accrual Date with respect to the Bonds of this series, such date, together with each other different date from which unpaid interest on the Revenue Bonds has then accrued, to be as stated in a written notice from the Revenue Bond Trustee to the Trustee, which notice shall also specify the rate or rates of such accrual and the principal amount of the particular Revenue Bonds to which such rate or rates apply. Such redemption shall become null and void for all purposes under the Indenture (including the fixing of the Initial Interest Accrual Date with respect to the Bonds of this series) upon receipt by the Trustee of written notice from the Revenue Bond Trustee of the annulment of the acceleration of the maturity of the Revenue Bonds then outstanding under the Revenue Bond Indenture and of the rescission of the aforesaid Redemption Demand prior to the redemption date specified in the Redemption Demand, and thereupon no redemption of the Bonds of this series and no payment in respect thereof as specified in the Redemption Demand, shall be effected or required. But no such rescission shall extend to any subsequent Redemption Demand from the Revenue Bond Trustee or impair any right consequent on any such subsequent Redemption Demand.
The “Revenue Bond Interest Rate” shall be the same rate of interest per annum as is borne by the Revenue Bonds; provided, however, that if there are different rates of interest borne by the Revenue Bonds, or if interest is required to be paid on the Revenue Bonds more frequently than on each June 1 or December 1, the Revenue Bond Interest Rate shall be the rate that results in the total amount of interest payable on an Interest Payment Date, a redemption date or at maturity, as the case may be, or at any other time interest on this Bond is due and payable, to be equal to the total amount of unpaid interest that has accrued on all then outstanding Revenue Bonds.
The principal of this Bond may be declared or may become due before the maturity hereof, on the conditions, in the manner and at the times set forth in the Indenture, upon the happening of an “Event of Default” as therein defined.
From and after the Release Date, the Bonds of this series shall be deemed fully paid, satisfied and discharged and the obligation of the Company thereunder shall be terminated. On the Release Date or promptly following, the Bonds of this series shall be surrendered to and cancelled by the Trustee.
No recourse shall be had for the payment of the principal of or premium, or interest if any, on this Bond, or any part hereof, or for any claim based hereon or otherwise in respect hereof, or of the indebtedness represented hereby, or upon any obligation, covenant or agreement under the Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability of incorporators, stockholders, officers and directors being released by the registered owner hereof by the acceptance of this Bond and being likewise waived and released by the terms of the Indenture.

This Bond is nontransferable except to (i) effect transfer to any successor to the Revenue Bond Trustee under the Revenue Bond Indenture, (ii) in connection with the exercise of the rights and remedies of the holder hereof consequent upon an “Event of Default” as defined in the Indenture or (iii) as may be necessary to comply with a final order of a court of competent jurisdiction in connection with any bankruptcy or reorganization proceeding of the Company. But this Bond is exchangeable by the registered holder hereof, in person or by attorney duly authorized, at the Corporate Trust Office of the Trustee, any such permitted transfer or exchange to be made in the manner and upon the conditions prescribed in the Indenture, upon the surrender and cancellation of this Bond and the payment of any applicable taxes and fees required by law, and upon any such transfer or exchange a new registered Bond or Bonds of the same series and tenor, will be issued to the authorized transferee, or the registered holder, as the case may be. The Company and the Trustee may deem and treat the person in whose name this Bond is registered as the absolute owner for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes.
This Bond shall not be valid until authenticated by the manual signature of the Trustee, or a successor Trustee or Authenticating Agent appointed pursuant to the Indenture.

IN WITNESS WHEREOF, the Company has caused this Bond to be executed in its name by the manual or facsimile signature of an Authorized Executive Officer and attested by the manual or facsimile signature of another Authorized Executive Officer.
Dated: August 15, 2016
FIRSTENERGY NUCLEAR GENERATION, LLC

By:_______________________________________
Name: James F. Pearson
Title: Executive Vice President and Chief Financial Officer
Attest:

_________________________________________
Name: Ketan K. Patel
Title: Vice President and Corporate Secretary

[FORM OF TRUSTEE’S AUTHENTICATION CERTIFICATE]
TRUSTEE’S AUTHENTICATION CERTIFICATE
This is one of the Bonds of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:__________________________________
Authorized Signatory

Schedule 1 Filing Offices For the Original Indenture
Plant	Jurisdiction/Filing Office	Recording Information	Date filed
Davis Besse	Office of the County Recorder of Ottawa County, Ohio	OR Volume 1278, Page 204	June 12, 2009
Perry	Office of the County Recorder of Lake County, Ohio	Document # 2009R015200	June 12, 2009
Beaver Valley	Office of the County Recorder of Beaver County, Pennsylvania	Instrument No. 3346070	June 12, 2009